Exhibit 99.7

NUKKLEUS PROXY CARD

Nukkleus Inc.

525 Washington Boulevard

Jersey City, New Jersey 07310

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NUKKLEUS INC.

The undersigned appoints Emil Assentato and Jamal “Jamie” Khurshid as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of Nukkleus Inc. common stock held as of the record date of [    ], 2023 at the Special Meeting of Stockholders to be held on [     ], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 AND 2 BELOW.

Nukkleus Proposal 1: To approve the Amended and Restated Plan of Merger, dated as of June 23, 2023 (as amended and supplemented to date, the “Merger Agreement”), by and between Nukkleus Inc., Brilliant Acquisition Corp, a British Virgin Islands company (“Brilliant”) and BRIL Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Brilliant (“Merger Sub”), pursuant to which, among other things, (i) shareholders of Nukkleus will surrender their shares of Nukkleus Common Stock in exchange for newly issued Brilliant Ordinary Shares, and (ii)  Merger Sub will merge with and into Nukkleus (the “Merger”), with Nukkleus surviving the Merger as a wholly-owned subsidiary of Brilliant (collectively with the other transactions described in the Merger Agreement, the “Business Combination”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Nukkleus Proposal 2: To approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.